Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

(949) 481-0510

clewis@glaukos.com

Glaukos Announces Fourth Quarter and Full Year 2024 Financial Results

Aliso Viejo, CA – February 20, 2025 – Glaukos Corporation (NYSE: GKOS), an ophthalmic pharmaceutical and medical technology company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced financial results for the fourth quarter and full year ended December 31, 2024. Key highlights include:

●	Record net sales of $105.5 million in Q4 2024 increased 28% year-over-year.
●	Glaucoma record net sales of $84.1 million in Q4 2024 increased 39% year-over-year.
●	Gross margin of approximately 73% and non-GAAP gross margin of approximately 82% in Q4 2024.
●	Net sales of $383.5 million in FY 2024 increased 22% year-over-year.
●	Introduced 2025 net sales guidance of $475 million to $485 million.

“Our record fourth quarter results cap off a successful year of global execution of our key commercial and development plans, leaving us well positioned to continue to drive the strong momentum in our business this year and beyond,” said Thomas Burns, Glaukos chairman and chief executive officer. “We continue to successfully advance our robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.”

Fourth Quarter 2024 Financial Results

Net sales in the fourth quarter of 2024 of $105.5 million increased 28%, both on a reported and constant currency basis, compared to $82.4 million in the same period in 2023.

Gross margin for the fourth quarter of 2024 was approximately 73%, compared to approximately 77% in the same period in 2023. Non-GAAP gross margin for the fourth quarter of 2024 was approximately 82%, compared to approximately 84% in the same period in 2023.

Selling, general and administrative (SG&A) expenses for the fourth quarter of 2024 increased 9% to $69.0 million, compared to $63.0 million in the same period in 2023. Non-GAAP SG&A expenses for the fourth quarter of 2024 increased 10% to $68.6 million, compared to $62.3 million in the same period in 2023.

GAAP and non-GAAP research and development (R&D) expenses for the fourth quarter of 2024 decreased 1% to $36.5 million, compared to $37.1 million in the same period in 2023.

Loss from operations in the fourth quarter of 2024 was $28.7 million, compared to operating loss of $38.6 million in the fourth quarter of 2023. Non-GAAP loss from operations in the fourth quarter of 2024 was $18.3 million, compared to non-GAAP operating loss of $32.4 million in the fourth quarter of 2023.

Net loss in the fourth quarter of 2024 was $33.6 million, or ($0.60) per diluted share, compared to net loss of $36.8 million, or ($0.75) per diluted share, in the fourth quarter of 2023. Non-GAAP net loss in the fourth quarter of 2024 was $22.2 million, or ($0.40) per diluted share, compared to non-GAAP net loss of $30.6 million, or ($0.63) per diluted share, in the fourth quarter of 2023.

Full Year 2024 Financial Results

Net sales in 2024 of $383.5 million increased 22%, both on a reported and constant currency basis, compared to $314.7 million in 2023.

Gross margin for 2024 was approximately 75%, compared to approximately 76% in 2023. Non-GAAP gross margin for 2024 was approximately 82%, compared to approximately 83% in 2023.

SG&A expenses in 2024 increased 17% to $261.2 million, compared to $224.1 million in 2023. Non-GAAP SG&A expenses in 2024 increased 17% to $258.6 million, compared to $221.2 million in 2023.

GAAP and non-GAAP R&D expenses in 2024 decreased 2% to $136.4 million, compared to $138.8 million in 2023.

Loss from operations in 2024 was $122.4 million, compared to operating loss of $128.7 million in 2023. Non-GAAP loss from operations in 2024 was $93.3 million, compared to non-GAAP operating loss of $103.8 million in 2023.

Net loss in 2024 was $146.4 million, or ($2.77) per diluted share, compared to net loss of $134.7 million, or ($2.78) per diluted share, in 2023. Non-GAAP net loss in 2024 was $98.3 million, or ($1.86) per diluted share, compared to non-GAAP net loss of $109.7 million, or ($2.27) per diluted share, in 2023.

Included in non-GAAP loss from operations, non-GAAP net loss and non-GAAP EPS for 2024 and 2023 are acquired IPR&D charges of $14.2 million and $5.0 million, respectively, which caused the non-GAAP loss per diluted share to have an additional loss of ($0.27) and ($0.11) in each of these respective periods.

The company ended the fourth quarter of 2024 with approximately $324 million in cash and cash equivalents, short-term investments and restricted cash, and no debt.

2025 Revenue Guidance

The company expects 2025 net sales to be in the range of $475 million to $485 million based on the latest foreign currency exchange rates.

Webcast & Conference Call

The company will host a conference call and simultaneous webcast today at 1:30 p.m. PT (4:30 p.m. ET) to discuss the results and provide additional information about the company’s financial outlook. A link to the webcast is available on the company’s website at http://investors.glaukos.com. To participate in the conference call, please dial 888-210-2212 (U.S.) or 646-960-0390 (international) and enter Conference ID 7935742. A replay of the webcast will be archived on the company’s website following completion of the call.

Quarterly Summary Document

The company has posted a document on its Investor Relations website under the “Financials & Filings – Quarterly Results” section titled “Quarterly Summary.” This Quarterly Summary document is designed to provide the investment community with a summarized and easily accessible reference document that details the key facts associated with the quarter, the state of the company’s business objectives and strategies and any forward statements or guidance the company may make. This document is provided alongside the company’s earnings press release and is designed to be read by investors before the regularly scheduled quarterly conference call. As such, today’s conference call will be in a format primarily consisting of a questions and answers session, during which Glaukos will address any queries investors have regarding the company’s results. It is the company’s goal that this format will make its quarterly earnings process more efficient and impactful for the investment community going forward.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic pharmaceutical and medical technology company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012. In 2024, Glaukos commenced commercial launch activities for iDose® TR, a first-of-its-kind, long-duration, intracameral procedural pharmaceutical designed to deliver 24/7 glaucoma drug therapy inside the eye for extended periods of time. Glaukos also markets the only FDA-approved corneal cross-linking therapy utilizing a proprietary bio-activated pharmaceutical for the treatment of keratoconus, a rare corneal disorder. Glaukos continues to successfully develop and advance a robust pipeline of novel, dropless platform technologies designed to meaningfully advance the standard of care and improve outcomes for patients suffering from chronic eye diseases.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of federal securities laws. All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on management’s current expectations, assumptions, estimates and beliefs. Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release. These potential risks and uncertainties that could cause actual results to differ materially from those described in forward-looking statements include, without limitation, our ability to successfully commercialize our iDose TR therapy; the impact of general macroeconomic conditions including foreign currency fluctuations and future health crises on our business; our ability to continue to generate sales of our commercialized products and develop and commercialize additional products; our dependence on a limited number of third-party suppliers, some of which are single-source, for components of our products; the occurrence of a crippling accident, natural disaster, or other disruption at our primary facility, which may materially affect our manufacturing capacity and operations; securing or maintaining adequate coverage or reimbursement by third-party payors for procedures using the iStent, the iStent inject W, iAccess, iStent infinite, iDose TR, our corneal cross-linking products or other products in development, and our compliance with the requirements of participation in federal healthcare programs such as Medicare and Medicaid; our compliance with federal, state and foreign laws and regulations for the approval and sale and marketing of our products and of our manufacturing processes; the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes; the risk of recalls or serious safety issues with our products and the uncertainty of patient outcomes; our ability to protect our information systems against cyber threats and cybersecurity incidents, and to comply with state, federal and foreign data privacy laws and regulations; our ability to protect, and the expense and time-consuming nature of protecting our intellectual property against third parties and competitors and the impact of any claims against us for infringement or misappropriation of third party intellectual property rights and any related litigation; and our ability to service our indebtedness. These and other known risks, uncertainties and factors are described in detail under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (SEC), including in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which was filed with the SEC on November 5, 2024, and our Annual Report on Form 10-K for the year ended December 31, 2024, which is expected to be filed with the SEC by March 3, 2025. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov. In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com. All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

Statement Regarding Use of Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company uses certain non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company's industry to enhance comparability of the Company's financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations) (“Non-GAAP Purposes”). The Company uses the term "Non-GAAP" to exclude certain expenses, gains and losses to achieve the Non-GAAP Purposes, including external acquisition-related costs incurred to effect a business combination; amortization of intangible assets acquired in a business combination, asset purchase transaction or other contractual relationship; impairment of goodwill and intangible assets; certain in-process R&D charges; fair value adjustments to contingent consideration liabilities and pre-acquisition contingencies arising from a business combination; integration and transition costs related to business combinations; fair market value adjustments to inventories acquired in a business combination or asset purchase transaction; restructuring charges, duplicative operating expenses, or asset write-offs (or reversals) associated with exiting or significantly downsizing a business; unusual non-recurring expenses associated with inventory write-downs; gain or loss from the sale of a business; gain or loss on the mark-to-market adjustment, impairment, or sale of long-term investments; mark-to-market adjustments on derivative instruments that hedge income or expense exposures in a future period; significant legal litigation costs and/or settlement expenses or proceeds; legal and other associated expenses that are both unusual and significant related to governmental or internal inquiries; expenses, acceleration of amortization of debt issuance costs and gain or loss on debt extinguishment associated with the exchange or redemption of convertible senior notes; and significant discrete income and other tax adjustments related to transactions as well as changes in estimated acquisition-date tax effects associated with business combinations, and the impact from implementation of tax law changes and settlements. See “GAAP to Non-GAAP Reconciliations” for a reconciliation of each non-GAAP measure presented to the comparable GAAP financial measure.

In addition, in order to remove the impact of fluctuations in foreign currency exchange rates, the Company also presents certain net sales information on a constant currency basis, which represents the outcome that would have resulted had exchange rates in the current period been the same as the average exchange rates in effect in the comparable prior period.  See “Reported Sales vs. Prior Periods” for a presentation of certain net sales information on a reported, GAAP and a constant currency basis.

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
Net sales	$105,499	$82,365	$383,481	$314,711
Cost of sales	28,635	18,891	94,027	75,575
Gross profit	76,864	63,474	289,454	239,136
Operating expenses:
Selling, general and administrative	69,003	63,034	261,166	224,068
Research and development	36,527	37,062	136,425	138,768
Acquired in-process research and development	—	2,000	14,229	5,000
Total operating expenses	105,530	102,096	411,820	367,836
Loss from operations	(28,666)	(38,622)	(122,366)	(128,700)
Non-operating (expense) income :
Interest income	2,494	2,912	11,105	9,164
Interest expense	(1,572)	(3,428)	(10,040)	(13,633)
Charges associated with convertible senior notes	—	—	(18,012)	—
Other (expense) income, net	(5,950)	2,420	(6,288)	(558)
Total non-operating (expense) income	(5,028)	1,904	(23,235)	(5,027)
Loss before taxes	(33,694)	(36,718)	(145,601)	(133,727)
Income tax (benefit) provision	(114)	61	771	934
Net loss	$(33,580)	$(36,779)	$(146,372)	$(134,661)

Basic and diluted net loss per share	$(0.60)	$(0.75)	$(2.77)	$(2.78)

Weighted-average shares outstanding used to compute basic and diluted net loss per share	55,584	48,876	52,755	48,433

GLAUKOS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$169,626	$93,467
Short-term investments	149,289	201,964
Accounts receivable, net	60,744	39,850
Inventory	57,678	41,986
Prepaid expenses and other current assets	12,455	18,194
Total current assets	449,792	395,461
Restricted cash	4,733	5,856
Property and equipment, net	97,867	103,212
Operating lease right-of-use asset	30,254	27,146
Finance lease right-of-use asset	41,816	44,180
Intangible assets, net	263,445	282,956
Goodwill	66,134	66,134
Deposits and other assets	20,715	15,469
Total assets	$974,756	$940,414

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$13,026	$13,440
Accrued liabilities	62,099	60,574
Total current liabilities	75,125	74,014
Convertible senior notes	—	282,773
Operating lease liability	33,936	30,427
Finance lease liability	69,463	70,538
Deferred tax liability, net	6,928	7,144
Other liabilities	22,373	13,752
Total liabilities	207,825	478,648

Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000 shares authorized; no shares issued and outstanding as of December 31, 2024 and 2023	—	—
Common stock, $0.001 par value; 150,000 shares authorized; 56,472 and 49,148 shares issued and 56,444 and 49,120 shares outstanding at December 31, 2024 and 2023, respectively	56	49
Additional paid-in capital	1,509,831	1,059,751
Accumulated other comprehensive income	2,615	1,165
Accumulated deficit	(745,439)	(599,067)
Less treasury stock (28 shares as of December 31, 2024 and 2023)	(132)	(132)
Total stockholders’ equity	766,931	461,766
Total liabilities and stockholders’ equity	$974,756	$940,414

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Q4 2024				Q4 2023

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Cost of sales	$28,635	$(9,972)	(a)(b)	$18,663	$18,891	$(5,523)	(a)	$13,368
Gross Margin	72.9%	9.4%		82.3%	77.1%	6.7%		83.8%

Operating expenses:
Selling, general and administrative	$69,003	$(411)	(c)	$68,592	$63,034	$(705)	(c)	$62,329
Loss from operations	$(28,666)	$10,383		$(18,283)	$(38,622)	$6,228		$(32,394)

Non-operating (expense) income:
Other (expense) income, net	$(5,950)	$951	(d)	$(4,999)	$2,420	$—		$2,420

Net loss	$(33,580)	$11,334	(e)	$(22,246)	$(36,779)	$6,228	(e)	$(30,551)
Basic and diluted net loss per share	$(0.60)	$0.20		$(0.40)	$(0.75)	$0.12		$(0.63)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $5.5 million in Q4 2024 and Q4 2023.
(b)	Inventory write-down charge associated with product line optimizations of $4.4 million.
(c)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $0.4 million in Q4 2024 and $0.7 million in Q4 2023.
(d)	Remeasurement loss on derivative asset and direct transaction costs associated with the capped call unwind agreements.
(e)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2024 and 2023.

GLAUKOS CORPORATION

GAAP to Non-GAAP Reconciliations

(in thousands, except per share amounts and percentage data)

(unaudited)

	Full Year 2024				Full Year 2023

	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Cost of sales	$94,027	$(26,541)	(a)(b)	$67,486	$75,575	$(22,092)	(a)	$53,483
Gross Margin	75.5%	6.9%		82.4%	76.0%	7.0%		83.0%

Operating expenses:
Selling, general and administrative	$261,166	$(2,526)	(c)	$258,640	$224,068	$(2,820)	(c)	$221,248
Loss from operations	$(122,366)	$29,067		$(93,299)	$(128,700)	$24,912		$(103,788)

Non-operating expense:
Charges associated with convertible senior notes	$(18,012)	$18,012	(d)	$—	$—	$—		$—
Other expense, net	$(6,288)	$951	(e)	$(5,337)	$(558)	$—		$(558)

Net loss	$(146,372)	$48,030	(f)	$(98,342)	$(134,661)	$24,912	(f)	$(109,749)
Basic and diluted net loss per share	$(2.77)	$0.91		$(1.86)	$(2.78)	$0.51		$(2.27)

(a)	Cost of sales adjustment related to amortization of developed technology intangible assets associated with the acquisition of Avedro, Inc. (Avedro) of $22.1 million in 2024 and 2023.
(b)	Inventory write-down charge associated with product line optimizations of $4.4 million.
(c)	Avedro acquisition-related amortization expense of customer relationship intangible assets of $2.5 million in 2024 and $2.8 million in 2023.
(d)	Expenses associated with the exchange of convertible senior notes, consisting of a non-cash inducement charge of $17.4 million and direct transaction costs of $0.6 million.
(e)	Remeasurement loss on derivative asset and direct transaction costs associated with the capped call unwind agreements.
(f)

Includes total tax effect for non-GAAP pre-tax adjustments. For non-GAAP adjustments associated with the U.S., the tax effect is $0 given the Company's U.S. taxable loss positions in both 2024 and 2023.

Reported Sales vs. Prior Periods (in thousands)
				Year-over-Year Percent Change			Quarter-over-Quarter Percent Change
	4Q 2024	4Q 2023	3Q 2024	Reported	Operations (1)	Currency (2)	Reported	Operations (1)	Currency (2)

International Glaucoma	$27,869	$21,857	$24,467	27.5%	28.7%	(1.2)%	13.9%	16.4%	(2.5)%

Total Net Sales	$105,499	$82,365	$96,670	28.1%	28.4%	(0.3)%	9.1%	9.8%	(0.7)%

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period’s average foreign exchange rates

Reported Sales vs. Prior Periods (in thousands)
			Year-over-Year Percent Change
	2024	2023	Reported	Operations (1)	Currency (2)

International Glaucoma	$103,705	$85,560	21.2%	23.0%	(1.8)%

Total Net Sales	$383,481	$314,711	21.9%	22.4%	(0.5)%

(1) Operational growth excludes the effect of translational currency

(2) Calculated by converting the current period numbers using the prior period’s average foreign exchange rates